                                   EXHIBIT C

                     Form of Registration Right Agreements

================================================================================









                                 $275,000,000

                  7% CONVERTIBLE SUBORDINATED NOTES DUE 2008

                         REGISTRATION RIGHTS AGREEMENT


                           Dated as of June 12, 1996

                                 by and among


                      INTERNATIONAL CABLETEL INCORPORATED

                                      and

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                              SALOMON BROTHERS INC










================================================================================

                                                                     EXHIBIT 1.1


                                                                  Execution Copy

================================================================================









                      INTERNATIONAL CABLETEL INCORPORATED


                           --------------------------


                   7% Convertible Subordinated Notes Due 2008


                               Purchase Agreement

                                  June 6, 1996


                          ---------------------------



                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                              Salomon Brothers Inc



================================================================================

                      INTERNATIONAL CABLETEL INCORPORATED

                                  $275,000,000

                   7% CONVERTIBLE SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT


                                                         New York, New York
                                                         June 6, 1996



Donaldson, Lufkin & Jenrette
  Securities Corporation
Salomon Brothers Inc
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
227 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     International CableTel Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette
 -------
Securities Corporation and Salomon Brothers Inc (together, the "Initial
                                                                -------
Purchasers"), $275,000,000 principal amount of its 7% Convertible Subordinated
- ----------
Notes Due 2008 (the "Firm Convertible Notes").  The Company also proposes to
                     ----------------------
issue and sell to the Initial Purchasers not more than an additional $41,250,000 principal amount of its 7% Convertible Subordinated Notes Due 2008 (the "Additional Convertible Notes" and, together with the Firm Convertible Notes,
- -----------------------------
the "Convertible Notes"), if requested by the Initial Purchasers as provided in
     -----------------
Section 2 hereof. The Convertible Notes are convertible at the option of the holder thereof at any time after 90 days following the date of original issuance thereof and prior to maturity, unless previously redeemed, into shares of the Company's common stock, par value $.01 (the "Common Stock"), at a conversion
                                             ------------
price of $37.875 per share, subject to adjustment in certain events. The Convertible Notes and the Common Stock issuable upon conversion thereof are hereinafter referred to as the "Securities." The Convertible Notes are to be
                                ----------
issued under an indenture (the "Indenture"), to be dated as of June 12, 1996,
                                ---------
between the Company and Chemical Bank, as trustee (the "Trustee").  Capitalized
                                                        -------
terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration
 --------------
requirements of the Securities Act. The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 4 hereof as soon as the Initial Purchasers deem advisable after the execution and delivery of this Agreement.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated May 23, 1996 (the "Preliminary Offering
                                                          --------------------
Memorandum"), and a final offering memorandum, dated June 7, 1996 (the "Final
- ----------                                                              -----
Offering Memorandum").  Each of the Preliminary Offering Memorandum and the
- -------------------
Final Offering Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Offering Memorandum are to the Final Offering Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

     The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of June 12, 1996, between the Company and the Initial Purchasers (the "Registration Rights Agreement") a form
                                         -----------------------------
of which is attached hereto as Exhibit C.

     1.  Representations and Warranties.  The Company represents and warrants to
         ------------------------------
each Initial Purchaser as set forth below in this Section 1.

     (a) The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact (other than pricing terms and other financial terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or
            --------  -------
warranty as to the information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

     (b) Neither the Company, nor any of its Affiliates, (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

     (c) No securities of the same class as the Convertible Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     (e) None of the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulations S with respect to the Securities, and each of them has complied with the offering restriction requirements of Regulation S under the Securities Act in connection with the offering of the Securities outside the United States.

     (f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

     (g) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has been advised by the National Association of Securities Dealers, Inc. PORTAL Market ("PORTAL") that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

     (h) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"),
                                                 ----------------------
without taking account of any exemption arising out of the number of holders of the Company's securities.

     (i) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing (or the local equivalent thereof, if any) under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, in each case, as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, and each is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (j) Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation or by-laws or other governing documents or is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, material agreement or material instrument to which the Company or any of its Material Subsidiaries (as defined in the Indenture) is a party or by which it or any of its Material Subsidiaries is bound or to which any of its properties is subject or, except as referred to in the Preliminary Offering Memorandum or the Final Offering Memorandum, is in violation of any law, statute, rule regulation, judgment or court decree applicable to the Company or any of its Material Subsidiaries (including any laws, statutes, rules or regulations promulgated by the Independent Television Commission ("ITC"), the
                                                                   ---
Office of Telecommunications ("OFTEL") and the Department of Trade and Industry
                               -----
("DTI")), nor has any event occurred which with notice or lapse of time or both
  ---
would constitute such a violation or default, except in each case, which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement and to issue, sell and deliver the Convertible Notes as provided herein and therein.

     (l) This Agreement has been duly and validly authorized, executed and delivered by the Company.

     (m) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited (1) by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought and (2) to the extent that the waiver contained in Section 4.04 of the Indenture may be unenforceable.

     (n) The Convertible Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture except as the enforceability thereof may be limited (1) by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought and (2) to the extent that the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable.

     (o) The Convertible Notes are convertible into Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Convertible Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Final Offering Memorandum; the Company has the authorized and outstanding capital stock as set forth in the Final Offering Memorandum; and the stockholders of the Company have no preemptive rights with respect to the Convertible Notes or the Common Stock issuable upon conversion of the Convertible Notes.

     (p) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought.

     (q) The (i) issuance and sale of the Securities by the Company, (ii) execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement, (iii) compliance by the Company with all the provisions hereof and with the provisions of the Indenture and the Registration Rights Agreement and (iv) the consummation of the transactions contemplated hereby and by the Indenture and the Registration Rights Agreement will not conflict with, or constitute a breach or a violation of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws or other governing documents of the Company or any of its subsidiaries, or debenture, note or any other evidence of indebtedness or any indenture, material agreement, or material instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties is subject or any law, statute, rule regulation, judgment or decree applicable to the Company or any of its subsidiaries (including any laws, statutes, rules or regulations promulgated by ITC, OFTEL and DTI).

     (r) The consolidated financial statements of the Company and its subsidiaries and the consolidated financial statements of NTL and its subsidiaries present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries and NTL and its subsidiaries, respectively at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented except as described in the Preliminary Offering Memorandum and the Final Offering Memorandum and except that the unaudited interim financial statements are subject to normal year end adjustments. The selected financial data included in the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Preliminary Offering Memorandum and the Final Offering Memorandum.

     (s) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

     (t) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the resale by the Initial Purchasers of the Securities as set forth in Section 4 hereof.

     (u) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

     (v) The information provided by the Company pursuant to Section 5(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (w) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Offering Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust
                                                                  -----
Indenture Act").
- -------------

     (x) Set forth on Exhibit A hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement and the resale by the Initial Purchasers of the Securities to certain purchasers as set forth in
Section 4 hereof will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the purchasers of the Securities as set forth in the Final Offering Memorandum under the Section entitled "Notice to Investors."


     2.  Purchase and Sale.  (a)  Subject to the terms and conditions and in
         -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the aggregate principal amount at maturity thereof, plus any accrued interest, if any, from the Closing Date, the principal amount of Firm Convertible Notes set forth opposite such Initial Purchaser's name in Schedule I hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants to the Initial Purchasers the right to purchase at the Initial Purchasers' election on the Option Closing Date (as hereinafter defined) up to $41,250,000 in principal amount of the Additional Convertible Notes. Additional Convertible Notes may be purchased by the Initial Purchasers solely for the purpose of covering over-allotments made in connection with the sale of the Firm Convertible Notes. The Initial Purchasers may exercise their right to purchase Additional Convertible Notes in whole or in part from time to time by giving written notice thereof (each, an "Exercise Notice") to the Company at any time
                                  ---------------
(but not more than once) within 30 days after the date of this Agreement. Donaldson, Lufkin & Jenrette Securities Corporation shall give any such Exercise Notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Convertible Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Convertible Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the number of Additional Convertible Notes which bears the same proportion to the total number of Additional Convertible Notes to be purchased from the Company as the number of Firm Convertible Notes set forth opposite the name of such Initial Purchaser in Schedule I bears to the total number of Firm Convertible Notes.

     3.  Delivery and Payment.  Delivery of and payment for the Firm Convertible
         --------------------
Notes shall be made at 10:00 AM, New York City time, on June 12, 1996, or such later date as the Initial Purchasers and the Company may agree or as provided in
Section 9 hereof (such date and time of delivery and payment for the Firm Convertible Notes being herein called the "Closing Date").
                                           ------------

     Delivery of the Convertible Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in same-day funds to a U.S. dollar account designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Initial Purchasers not less than two business days prior to the Closing Date or the Option Closing

Date, as the case may be. Delivery of the Firm Convertible Notes and the Additional Convertible Notes, as the case may be, shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date or the Option Closing Date, as the case may be and payment for the Firm Convertible Notes and the Additional Convertible Notes, as the case may be, shall be made at the office of Latham & Watkins ("Counsel
                                                                      -------
for the Initial Purchasers"), 885 Third Avenue, Suite 1000, New York, New York.
- --------------------------
Certificates for the Firm Convertible Notes and the Additional Convertible Notes, as the case may be, shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date or the Option Closing Date, as the case may be.

     The Company agrees to have the Firm Convertible Notes and the Additional Convertible Notes, as the case may be, available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date or an Option Closing Date, as the case may be.

     On the Option Closing Date, the Company will deliver to the Initial Purchasers, and the obligation of the Initial Purchasers to purchase the Additional Convertible Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4.  Offering of Securities.  Each Initial Purchaser (i) acknowledges that
         ----------------------
the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally and not jointly, represents and warrants to and agrees with the Company that:

     (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, (ii) to other institutional "Accredited Investors" (as defined in Rule 501(a)(1),(2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Annex B to the Offering Memorandum or (iii) to non-U.S. persons in accordance with Regulation S of the Securities Act and in compliance with the representations, warranties and agreements in this Section 4 who provide to it and to the Company a letter in the form of Exhibit D hereto (all such persons referred to in clauses (i), (ii) and (iii) are hereinafter collectively referred to as "Eligible Purchasers").
                             -------------------

     (b) Neither it, nor its Affiliates, nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the

United States, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

     (c) No Initial Purchaser or any of their respective Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

     (d) No Initial Purchaser or any of their respective Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreement.

     (e) (i) No Initial Purchaser has offered or sold, and no Initial Purchaser will offer or sell any Securities to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Securities, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) each Initial Purchaser has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) each Initial Purchaser has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     (f) No action has been or will be taken by the Company or any other person that would permit the public offering or sale of the Securities or the possession or distribution of the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Securities in any jurisdiction where action for that purpose is required. The Company shall have no responsibility with respect to the rights of any person to offer or sell Securities or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities in any jurisdiction. Accordingly, no Initial Purchaser shall offer, sell or deliver any Securities, or distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Securities, in any jurisdiction except in compliance with all applicable laws and regulations of that jurisdiction. Each Initial Purchaser shall obtain any consent, approval or authorization required for it to offer or sell Securities, or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Securities, or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities, in each case at its own expense, except for the reasonable fees and disbursements of the Initial Purchasers' counsel relating to the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states of the United States.

     (g) Each of the Initial Purchasers are participating organizations in the Depository Trust Company ("DTC").
                           ---

     (h) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Act. Each of the Initial Purchasers represents that it has not offered, sold or delivered the Securities, and will not offer, sell or deliver the Securities (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 903 of Regulation S or Rule 144A under the Act, to Accredited Institutional Investors in accordance with
Section 4(a). Accordingly, each Initial Purchaser agrees that neither it, its Affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Securities, and it, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

     (i) Each of the Initial Purchasers represents and agrees that the Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period (as defined in Rule 902(m) of Regulation S) and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act.

     (j) Each of the Initial Purchasers agrees that, at or prior to confirmation of a sale of Securities (other than a sale in accordance with Section 4(a), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Restricted Period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be
                                              --------------
     offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Each of the Initial Purchasers further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its Affiliates or with the prior written consent of the Company.

     (k) Each of the Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S.

Terms used in this Section 4 that have meanings assigned to them in Regulation S are used herein as so defined.

     5.   Agreements.  The Company agrees with each Initial Purchaser that:
          ----------

     (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (b) below, as many copies of the Final Offering Memorandum and any amendments and supplements thereto as each Initial Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

     (b) At any time prior to the completion of the sale of the Securities by the Initial Purchasers, the Company will not amend or supplement the Final Offering Memorandum if the Initial Purchasers reasonably object to such amendment or supplement within two business days after receiving a copy thereof, and if at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same, will prepare and provide to the Initial Purchasers the proposed amendment or supplement which will correct such statement or omission or effect such compliance and will not publish such amendment or supplement if the Initial Purchasers reasonably object to the publication of such amendment or supplement within two business days after receiving a copy thereof.

     (c) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions, if any, as the Initial Purchasers may reasonably designate in writing prior to the date of this Agreement and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities, provided, however, that the Company shall not be
                                --------  -------
required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or taxation in any jurisdiction where it is not now so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (d) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

     (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

     (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

     (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreement, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (i) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and, with respect to any Securities sold in accordance with

Regulation S under the Securities Act, the Cedel Bank, societe anonyme ("Cedel
                                                                         -----
Bank") and the Euroclear System ("Euroclear").
- ----                              ---------

     (j) The Company will not, until 90 days following the date of this Agreement, without the prior written consent of the Initial Purchasers, issue, sell or otherwise dispose of any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, except the Company may issue Common Stock (a) upon the exercise of (i) outstanding stock options or warrants or (ii) stock options issued pursuant to existing stock option plans and employee benefit schemes and (b) in connection with the acquisition by the Company, its subsidiaries or any of its Affiliates of the minority interests held by third parties in certain of its subsidiaries or Affiliates.

     (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Final Offering Memorandum (including, without limitation, financial statements and supplements thereto), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Registration Rights Agreement and the Indenture, all preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the sale of the Securities by the Initial Purchasers to certain purchasers as set forth in Section 4 above, (iii) the issuance and delivery of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification), (v) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vi) the fees, disbursements and expenses of the Company's counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Securities on PORTAL, (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer and eligibility of settlement of transactions in the Securities sold in accordance with Regulation S through Euroclear and Cedel Bank and (ix) the performance by the Company of its other obligations under this Agreement.

          6.   Conditions to the Obligations of the Initial Purchasers.  The
               -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), the Closing Date and
                                          --------------
any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Company shall have furnished to the Initial Purchasers the opinion of Richard J. Lubasch, Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date to the effect that:

     (i) each of the Company and OCOM Corporation, OCOM Sub I, Inc., CableTel UK Group, Inc. (formerly known as OCOM Sub II, Inc.), OCOM Sub III, Inc., and any other subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and is incorporated under the laws of the State of Delaware (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification where failure so to qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole;

     (ii) all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Offering Memorandum, all of the outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

     (iii) the Company's authorized equity capitalization is as set forth in the Final Offering Memorandum and the Convertible Notes, when executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to, or paid for by, the Initial Purchasers in accordance with the terms of this Agreement, will conform in all material respects to the description thereof contained in the Final Offering Memorandum;

     (iv) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited (1) by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought and (2) to the extent that the waiver contained in
Section 4.04 of the Indenture may be deemed unenforceable;

          (v) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought;

     (vi) the Convertible Notes have been duly authorized by the Company and, when issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture except as the enforceability thereof may be limited (1) by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought and (2) to the extent that the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable.

     (vii) the shares of Common Stock initially issuable upon conversion of the Convertible Notes in accordance with the Indenture have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued by the Company, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights under the Company's Restated Certificate of Incorporation, as amended by a Certificate of Amendment filed on June 5, 1996, as approved by resolution of the stockholders of the Company on June 4, 1996 (the "Amended Charter") or the documents listed
                                     ---------------
on Exhibit B hereto with respect to the Convertible Notes or the Common Stock issuable upon conversion of the Convertible Notes.

     (viii) the statements made in the Final Offering Memorandum under the heading "Description of the Convertible Notes," insofar as they purport to constitute a summary of legal matters, documents or proceedings referred to therein (and assuming that the documents referred to therein are governed by the law of New York or Delaware) fairly present such legal matters, documents and proceedings in all material respects;

     (ix) this Agreement has been duly authorized, executed and delivered by the Company;

     (x) no consent, approval, authorization or order of any Delaware, New
York or United States federal court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Convertible Notes by the Initial Purchasers (as to which counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained;

     (xi) neither the issue and sale of the Convertible Notes by the Company, the execution and delivery of the Indenture, the Registration Rights Agreement and this Agreement by the Company nor the fulfillment of the terms hereof or thereof will (a) conflict with the Amended Charter or by-laws of the Company,
(b) result in any violation of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States (the "Requirements of Law") or (c) constitute a breach of or an event of
             -------------------
default under the terms of any indenture or other agreement to which the Company or any of its subsidiaries is a party or bound which is listed on Exhibit B hereto (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries) and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware) or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator (collectively, the "Orders") of the United States or the States of New York or Delaware having jurisdiction over the Company or any of its subsidiaries which conflict, breach or default will have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement; provided,
                                                                     --------
however, that such counsel's opinion expressed in this paragraph may be based on
- -------
such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type provided for in this Agreement, but without having made any special investigation concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company as being Orders to which it is subject; provided,
                                                               --------
however, that such counsel need express no opinion with respect to any state
- -------
securities or blue sky;

     (xii) assuming (1) the accuracy of the representations and warranties of the Company set forth in Section 1 of this Agreement (including all exhibits hereto), (2) the due performance by the Company of the agreements set forth in
Section 5 of this Agreement and the due performance by the Initial Purchasers of the agreements set forth in Section 4 of this Agreement, (3) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and in the Final Offering Memorandum, (4) the accuracy of the representations made in accordance with the Purchase

Agreement and the Final Offering Memorandum of the purchasers to whom the Initial Purchasers initially resell Convertible Notes and (5) that purchasers to whom the Initial Purchasers initially resell Convertible Notes receive a copy of the Final Offering Memorandum, neither the registration of the Convertible Notes under the Securities Act, nor the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Convertible Notes in the manner contemplated by this Agreement and the Final Offering Memorandum, it being understood that such counsel expresses no opinion as to any subsequent resale of any Convertible Notes or sales of the Common Stock following the initial issuance thereof upon conversion of the Convertible Notes (and such counsel may note that the shares of Common Stock issuable upon conversion of the Convertible Notes are not eligible for resale pursuant to Rule 144A under the Securities
Act); and

     (xiii) the Company is not required to be registered as an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

          Such counsel shall also state that, in the course of preparation by the Company of the Final Offering Memorandum, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of Counsel for the Initial Purchasers, at which conferences the contents of the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum, and have made no independent check or verification thereof (except as stated in paragraph (vii) hereof), on the basis of the foregoing, no facts have come to such counsel's attention which have caused such counsel to believe that at the Execution Time and as of the Closing Date the Final Offering Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief with respect to the financial statements and the notes related thereto and other financial, statistical and accounting data included in or excluded from the Final Offering Memorandum).

          Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States. In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to Counsel for the Initial Purchasers.

          All references in this Section 6(a) to the Final Offering Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (b) The Company shall have furnished to the Initial Purchasers the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, dated the Closing Date, to the effect that:

     (i) each of the Company and OCOM Corporation, OCOM Sub I, Inc., CableTel UK Group, Inc. (formerly known as OCOM Sub II, Inc.) and OCOM Sub III, Inc. (individually, a "Delaware Subsidiary" and collectively, the "Delaware
                  -------------------                         --------
Subsidiaries") has been duly incorporated and is validly existing as a
- ------------
corporation and is in good standing under the laws of the State of Delaware;

     (ii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited (1) by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought and (2) to the extent that the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable;

     (iii) the Convertible Notes have been duly authorized by the Company and, when issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture except as the enforceability thereof may be limited (1) by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought and (2) to the extent that the waiver contained in
Section 4.04 of the Indenture may be deemed unenforceable;

     (iv) the shares of Common Stock initially issuable upon conversion of the Convertible Notes in accordance with the terms of the Indenture have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued by the Company, fully paid and nonassessable and the stockholders of the Company have no preemptive rights under the Amended Charter or the documents listed on Exhibit B hereto with respect to the Convertible Notes or the Common Stock issuable upon conversion of the Convertible Notes.

          (v) the Registration Rights Agreement has been duly authorized by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought;

     (vi) the statements made in the Final Offering Memorandum under the heading "Description of the Convertible Notes," insofar as they constitute summaries of matters of law or summaries of the provisions of the Indenture and the Convertible Notes, fairly present such matters and provisions in all material respects;

     (vii) this Agreement has been duly authorized, executed and delivered by the Company;

     (viii) the statements made in the Final Offering Memorandum under the heading "Certain Federal Income Tax Considerations," insofar as they purport to constitute statements of law or legal conclusions, have been reviewed by such counsel and fairly present information disclosed therein in all material respects;

     (ix) neither the issue and sale of the Convertible Notes by the Company, the execution and delivery of the Indenture, the Registration Rights Agreement and this Agreement by the Company, nor consummation by the Company of the transactions contemplated thereby will (a) conflict with the Amended Charter or by-laws of the Company, (b) result in any violation of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States (the "Requirements of Law") or (c) constitute a breach
                                -------------------
of or a default under the terms of any indenture or other agreement to which the Company or any of its Subsidiaries is a party or bound which is listed on Exhibit B hereto (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware) or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator (collectively, the "Orders") of the United States or the States of Delaware or New York having jurisdiction over the

Company or any of its subsidiaries; provided, however, that such counsel's
                                    --------  -------
opinion expressed in this paragraph may be based on such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type provided for in this Agreement, but without having made any special investigation concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company as being Orders to which it is subject; provided, however, that such counsel
                                        --------  -------
need express no opinion in this paragraph with respect to any federal or state securities laws or blue sky laws or the matters on which opinions are rendered in (x) below; and

     (x) assuming (1) the accuracy of the representations and warranties of the Company set forth in Section 1 of this Agreement (including all exhibits hereto), (2) the due performance by the Company of the agreements set forth in
Section 5 of this Agreement and the due performance by the Initial Purchasers of the agreements set forth in Section 4 of this Agreement, (3) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and in the Final Offering Memorandum, (4) the accuracy of the representations made in accordance with the Purchase Agreement and the Final Offering Memorandum of the purchasers to whom the Initial Purchasers initially resell Convertible Notes and (5) that the purchasers to whom the Initial Purchasers initially resell Convertible Notes receive a copy of the Final Offering Memorandum, neither the registration of the Convertible Notes under the Securities Act, nor the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Convertible Notes in the manner contemplated by this Agreement and the Final Offering Memorandum, it being understood that such counsel expresses no opinion as to any subsequent resale of any Convertible Note or sales of the Common Stock following the initial issuance thereof upon conversion of the Convertible Notes (and such counsel may note that the shares of Common Stock issuable upon conversion of the Convertible Notes are not eligible for resale pursuant to Rule 144A under the Securities Act); and

          Such counsel shall also state that, in the course of preparation by the Company of the Final Offering Memorandum, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of Counsel for the Initial Purchasers, at which conferences the contents of the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum and have made no independent check or verification thereof, on the basis of the foregoing (except as stated in paragraph (vii) hereof) no facts have come to such counsel's attention which have caused such counsel to believe that at the Execution Time and as of the Closing Date the Final Offering Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief with respect to the financial statements and the notes related thereto and other financial, statistical and accounting data included in or excluded from the Final Offering Memorandum).

          Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States. In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to Counsel for the Initial Purchasers.

          All references in this Section 6(b) to the Final Offering Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

     (c) The Company shall have furnished to the Initial Purchasers the opinion of Ashurst Morris Crisp, English solicitors to the Company, dated the Closing Date, in the form previously approved by counsel to the Initial Purchasers.

     (d) The Initial Purchasers shall have received from Latham & Watkins, Counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Offering Memorandum, any amendment or supplement to the Final Offering Memorandum and this Agreement and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

     (ii) since the date of the most recent financial statements included in the Final Offering Memorandum, there has been no adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, which is material to the Company and its subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

     (f) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Rules of Conduct of the American Institute of Certified Public Accountants and stating in effect that:

     (i) they have audited the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, all included in the Final Offering Memorandum;

     (ii) they have read the 1996 minutes of meetings of the shareholders and the Board of Directors and other committees of the Company and its subsidiaries as set forth in the minute books through June 3, 1996, and have inquired of certain officials of the Company who have responsibility for financial and accounting matters;

     (iii) with respect to the three-month periods ended March 31, 1995 and 1996, (X) they have (1) performed the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated financial statements of the Company and its subsidiaries (the "Unaudited Financials") included in the Final Offering
                   --------------------
Memorandum and (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the Unaudited Financials are stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Final Offering Memorandum and (Y) as a result of the procedures performed in (X) above, nothing came to their attention that caused them to believe that (1) any modifications should be made to such Unaudited Financials for them to be in conformity with generally accepted accounting principles and
(2) such Unaudited Financials are not stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Final Offering Memorandum.

     (iv) with respect to the period subsequent to March 31, 1996, management of the Company has informed them that there were not any changes at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company as compared with the amounts shown on the March 31, 1996, condensed consolidated balance sheet referred to above, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

     (v) they have performed certain other specified procedures as a result of which they determined that certain information of accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Offering Memorandum, including certain information set forth under the captions "Offering Memorandum Summary"; "Summary Consolidated Financial Information"; "Risk Factors"; "Use of Proceeds"; "Capitalization"; "Selected Consolidated Financial Information"; "Management's Discussion and Analysis of Results of Operations and Financial Condition"; "Business"; "Management"; and "Description of Certain Indebtedness -- The 10% Notes," "-- The 12 3/4% Notes," "-- The 11 1/2% Notes" and "-- The 7 1/4%
Convertible Notes" in the Final Offering Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Offering Memorandum in this paragraph (f) include any amendment or supplement thereof or thereto at the date of the letter.

     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Offering Memorandum, there shall not have been
(i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause
(iii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Offering Memorandum.

     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

     (j) On or prior to the Closing Date, the Registration Rights Agreement shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you and the Trustee.

     (k) On the Closing Date, Donaldson, Lufkin & Jenrette Securities Corporation, on behalf of the Initial Purchasers, shall have furnished to the Company a list of the names and addresses of purchasers to whom the Initial Purchasers shall have initially resold the Convertible Notes in accordance with the terms of this Agreement and the respective principal amounts of the Convertible Notes purchased by each such purchaser. The Company undertakes to use such list only for the purpose of furnishing the information required by
Item 507 of Regulation S-K in a shelf registration statement filed pursuant to the Registration Rights Agreement.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Latham & Watkins, counsel for the Initial Purchasers, at 885 Third Avenue, Suite 1000, New York, New York, on the Closing Date.

          7.   Reimbursement of Expenses.  If the sale of the Securities
               -------------------------
provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities against appropriate receipts therefor.

          8.   Indemnification and Contribution.  (a) The Company agrees to
               --------------------------------
indemnify and hold harmless each Initial Purchaser, each person who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or controlling person thereof against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             -----------------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Final Offering Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to paragraph 5(g) hereof, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum or the Final Offering Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and the fifth and sixth paragraphs and the third and fourth sentences in the tenth paragraph under the heading "Plan of Distribution" in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Offering Memorandum or the Final Offering Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall
                            --------  -------
be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action and (iv) the named parties of any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of such counsel (with a copy to the indemnifying party) that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified party, and that all such reasonable fees and expenses shall be reimbursed as they are incurred upon written request and presentation of satisfactory invoices). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however,
                                                            --------  -------
that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.

Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Default by an Initial Purchaser.  If one of the Initial
               -------------------------------
Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchaser shall be obligated severally to take up and pay for the Securities which the defaulting Initial Purchaser agreed but failed to purchase; provided, however, that in the event that the aggregate
                    --------  -------
principal amount of Securities which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchaser does not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date or the Option Closing Date, as the case may be shall be postponed for such period, not exceeding seven days, as the remaining Initial Purchaser shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or by the National Association of Securities Dealers, Inc. or trading in securities generally on the New York Stock Exchange or The Nasdaq Stock Market's National Market (the "NNM") shall have been materially suspended
                                     ---
or materially
limited (except such limitations on such trading in effect as of the Execution
Time) or minimum prices shall have been established on either such exchange or the NNM, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets in the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Offering Memorandum.

          11.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or sent by facsimile (212-892-7272) and confirmed to them, care of Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172; or, if sent to the Company, will be mailed, delivered or sent by facsimile (212-906-8497) and confirmed to it at 110 East 59th Street, 26th Floor, New York, New York 10022, attention: General Counsel.

          13.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(g) hereof, no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the internal laws of the State of New York.

          15.  Business Day.  For purposes of this Agreement, "business day"
               ------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized not to open or are not obligated by law, executive order or regulation to open.

          16.  Currency.  Each reference in this Agreement to U.S. dollars (the
               --------
"relevant currency") is of the essence.  To the fullest extent permitted by law,
 -----------------
the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          17.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

                                     * * *

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                              Very truly yours,

                              International CableTel Incorporated

                              By:   /s/
                                 ---------------------------------------
                                    Name:
                                    Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Donaldson, Lufkin & Jenrette
  Securities Corporation
Salomon Brothers Inc

By: Donaldson, Lufkin & Jenrette Securities Corporation

By:  /s/
   ---------------------------------------
     Name:
     Title:

For themselves and the other
Initial Purchaser named in
the foregoing Agreement

                                   SCHEDULE I

                                 Principal Amount
                                 At Maturity
                                 of Securities
Initial Purchasers               to be Purchased
- ------------------               ---------------
Donaldson, Lufkin & Jenrette..   $137,500,000
Salomon Brothers Inc..........    137,500,000

 Total........................   $275,000,000
                                 ============

                                   EXHIBIT A

                   List of Employee Pension or Benefit Plans

                                      None

                                   EXHIBIT B

                              Applicable Contracts

          1. Amended and Restated Agreement of Reorganization and Plan of Merger, dated as of May 28, 1993, among the Company, OCOM Corporation and CableTel Merger, Inc.

          2. Rights Agreement entered into by the Company and Continental Stock Transfer & Trust Company.

          3. Indenture dated as of October 1, 1993 between the Company and the Trustee as amended by a First Supplemental Indenture dated as of January 23, 1996.

          4. Indenture dated as of April 20, 1995 between the Company and the Trustee governing the Company's 12 3/4% Senior Deferred Coupon Notes Due 2005 as amended by a First Supplemental Indenture dated as of January 22, 1996 between the Company and the Trustee.

          5. Indenture, dated as of April 20, 1995, between the Company and the Trustee governing the Company's 7.5% Convertible Subordinated Notes Due 2005.

          6. Warrants to Purchase Common Stock issued by the Company to various persons in the form included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

          7.  International CableTel, Inc. 1993 Stock Option Plan.

          8. International CableTel, Inc. 1993 Non-Employee Director Stock Option Plan.

          9.  OCOM Corporation 1991 Stock Option Plan.

          10. Consulting Agreement between the Company and Insight Communications Company, L.P.

          11. Non-Competition Agreements between the Company and various persons in the form included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

      This Registration Rights Agreement (this "Agreement") is made and entered into as of June 12, 1996 by and among International CableTel Incorporated, a Delaware corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc, as initial purchasers (the "Initial Purchasers"). The Company proposes to issue and sell to the Initial Purchasers (the "Initial Firm Placement") $275,000,000 aggregate principal amount of its 7 % Convertible Subordinated Notes Due 2008 (the "Firm Convertible Notes"). The Company also proposes to issue and sell to the Initial Purchasers (the "Initial Additional Placement" and, together with the Initial Firm
      ----------------------------
Placement, the "Initial Placement") not more than an additional $41,250,000
                -----------------
principal amount of its 7% Convertible Subordinated Notes Due 2008 (the

"Additional Convertible Notes" and, together with the Firm Convertible Notes,
- -----------------------------
the "Convertible Notes"), if requested by the Initial Purchasers as provided in
     -----------------
Section 2 of the Purchase Agreement (as defined below). As an inducement to the Initial Purchasers to enter into the purchase agreement, dated as of June 6, 1996 (the "Purchase Agreement"), and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Convertible Notes whose names appear in the register maintained by the Registrar in accordance with the provisions of the Indenture (as defined in Section 1 hereof) (including the Initial Purchasers) (each of the foregoing a "Holder" and together the "Holders"), as follows:

      1. Definitions.  Capitalized terms used herein without definition shall
         -----------
have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

      "Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

      "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Closing Date" has the meaning set forth in the Purchase Agreement.

      "Convertible Notes" has the meaning set forth in the preamble hereto.

      "Commission" means the Securities and Exchange Commission.

      "Effectiveness Target Date" has the meaning set forth in Section 4 hereto.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

      "Final Offering Memorandum" has the meaning set forth in the Purchase Agreement.

      "Holder" has the meaning set forth in the preamble hereto.

      "Indenture" means the Indenture relating to the Convertible Notes dated as of June 12, 1996, between the Company and Chemical Bank, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

      "Initial Placement" has the meaning set forth in the preamble hereto.

      "Majority Holders" means the Holders of a majority of the aggregate principal amount of securities registered under a Shelf Registration Statement.

      "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

      "Registration Default" has the meaning set forth in Section 4 hereto.

      "Shelf Registration" means a registration effected pursuant to Section 3 hereof.

      "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

      "Shelf Registration Statement" means a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Transfer Restricted Securities as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "Supplement Delay Period" means any period commencing on the date of receipt by a Holder of Transfer Restricted Securities of any notice from the Company of the existence of any fact or event of the kind described in Section 5(b)(2) hereof and ending on the date of receipt by such Holder of an amended or supplemented Shelf Registration Statement or Prospectus, as contemplated by
Section 5(h) hereof, or the receipt by such Holder of written notice from the Company (the "Advice") that the use of the Prospectus may be resumed, and receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

      "Transfer Restricted Securities" means each Convertible Note and the Common Stock issuable upon conversion thereof until (i) the date on which such Convertible Note or the Common Stock issuable upon conversion thereof has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) the date on which such Convertible Note or the Common Stock issuable upon conversion thereof is distributed to the public pursuant to Rule 144 under the Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Act or (iii) the date on which such Convertible Note is converted into Common Stock in accordance with the terms and provisions of the Indenture or otherwise ceases to be outstanding.

      "Trustee" means the trustee with respect to the Convertible Notes under the Indenture.

      "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

      2. (a)  Securities Subject to This Agreement.  The securities entitled to
              ------------------------------------
the benefits of this Agreement are the Transfer Restricted Securities.

         (b) No Holder may participate in any Underwritten Offering hereunder of Transfer Restricted Securities. The parties hereto agree that the Transfer Restricted Securities shall not be sold in any Underwritten Offering and the Company shall in no event be required to cooperate with or pay for any Underwritten Offering.

      3. Shelf Registration.  (a)  The Company shall, within 45 days after
         ------------------
Closing Date, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act by the 120th day (plus any additional days allowed as a result of a Supplement Delay Period) after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

      (b) Subject to the commencement of any Supplement Delay Period, the Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of three years from the Closing Date or such shorter period that will terminate when (i) all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) the date on which, in the opinion of counsel to the Company, all of the Transfer Restricted Securities then held by the Holders may be sold by such Holders in the public United States securities markets without the continued effectiveness of the Shelf Registration Statement or (iii) the date on which there ceases to be outstanding any Transfer Restricted Securities (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 5(j) hereof, if applicable or (iii) such action is taken because of any fact or circumstance giving rise to a Supplement Delay Period.

      4. Liquidated Damages.   Subject to Section 5(l), if (a) the Company fails
         ------------------
to file the Shelf Registration Statement required by Section 3 of this Agreement on or before the date specified for such filing under Section 3(a) hereof, (b) such Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date") or (c) the Shelf Registration Statement is declared effective but thereafter ceases to be continuously effective or usable in connection with resales of Transfer Restricted Securities during the Shelf Registration Period (each such event referred to in clauses (a) through (c) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by such Holder.

The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by each Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 aggregate principal amount of the Transfer Restricted Securities held by each Holder. All accrued Liquidated Damages will be paid by the Company on each interest payment date in cash. Such payment will be made to the Holder of the Global Notes by wire transfer of immediately available funds or by federal funds check and to Holders of Transfer Restricted Securities represented by Certificated Notes, if any, by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      5. Registration Procedures.  In connection with any Shelf Registration
         -----------------------
Statement the following provisions shall apply:

      (a) The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

      (b) (1) The Company shall advise the Initial Purchasers and the Holders of Transfer Restricted Securities named in the Shelf Registration Statement, which have provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers or any such Holder, confirm such advice in writing, when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

         (2) The Company shall advise the Initial Purchasers and the Holders of Transfer Restricted Securities named in the Shelf Registration Statement which has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by the Initial Purchasers, confirm such advice in writing:

            (i) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

            (ii) of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

            (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

            (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (v) of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

Such advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

      (c) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

      (d) The Company shall use its best efforts to furnish to each selling Holder named in the Shelf Registration Statement who so requests in writing and who has provided to the Company with an address for notices, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and, if the Holder so requests in writing, all exhibits and schedules (including those incorporated by reference).

      (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities named in the Shelf Registration Statement and who has provided to the Company with an address for notices, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and, subject to any notice by the Company in accordance with Section 6(b), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus in accordance with the Act or the applicable regulations promulgated under the Act.

      (f) Prior to the offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of Transfer Restricted Securities named therein and their respective counsel in connection with the registration or qualification of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders reasonably request in writing not later than the date that is five Business Days prior to the Effectiveness Target Date; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

      (g) The Company shall endeavor to cooperate with the Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request in writing at least two Business Days prior to sales of securities pursuant to such Shelf Registration Statement.

      (h) Upon the occurrence of any event contemplated by paragraph (b)(2)(v) hereof, the Company shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided that, in the event of a material business transaction (including, without limitation, pending negotiations relating to such a transaction) which would, in the opinion of counsel to the Company, require disclosure by the Company in the Shelf Registration Statement of material non-public information which the Company has a bona fide business purpose for not disclosing, then for so long as such circumstance exist, the Company shall not be required to prepare and file a supplement or post-effective amendment hereunder.

      (i) Not later than the effective date of any such Shelf Registration Statement hereunder, the Company shall cause to be provided a CUSIP number for the Convertible Notes registered under such Shelf Registration Statement, and provide the Trustee with printed certificates for such Convertible Notes where necessary, in a form eligible for deposit with The Depository Trust Company.

      (j) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders in a regular filing on Form 10Q or Form 10K an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

      (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

      (l) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company within 20 Business Days after written request for such information has been made by the Company, such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement and such other information as may be necessary or advisable in the reasonable opinion of the Company and its counsel, in connection with such Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to the benefit of any Liquidated Damages under Section 4 of this Agreement or be entitled to use the Prospectus unless and until such Holder shall have furnished the information required by this Section 5(l) and all such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

      (m) The Company shall, if requested, promptly incorporate in the Shelf Registration Statement or Prospectus, if necessary, pursuant to a supplement or post-effective amendment to the Shelf Registration Statement, such information as the Majority Holders reasonably request to have included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided however, that the Company shall not be required to take any action pursuant to this Section 5(m) that would, in the opinion of counsel for the Company, violate applicable law or to include information the disclosure of which at the time would have an adverse effect on the business or operations of the Company and/or its subsidiaries, as determined in good faith by the Company.

      (n) In the case of the Shelf Registration Statement, the Company shall take all reasonably appropriate actions in order to expedite or facilitate the registration of the Transfer Restricted Securities.

      (o) The Company shall upon receipt of a reasonable request in writing therefor (i) make reasonably available at reasonable times prior to the Effectiveness Target Date for inspection by the Holders of Transfer Restricted Securities to be registered thereunder and any attorney, accountant or other agent retained by the Holders, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders, attorney, accountant or other agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such person, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel, if different from counsel to the Company referred to in the Purchase Agreement, shall be reasonably satisfactory to the Majority Holders of Transfer Restricted Securities to be registered thereunder, if any) addressed to each selling Holder covering such matters (in form, scope and substance) as those matters set forth in Section 6(a), (b), and (c) of the Purchase Agreement; (iii) obtain "cold comfort" letters (or, in the case of any person that does not satisfy the conditions for receipt of a "cold comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures letter") and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed where reasonably practicable to each selling Holder of Transfer Restricted Securities registered thereunder, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders including those to evidence compliance with Section 5(h). The foregoing actions set forth in clauses (ii), (iii), (iv) and (v) of this Section 5(o) shall, if reasonably requested by the Majority Holders be performed at the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto.

      (p) The Company may offer securities of the Company other than the Convertible Notes under the Shelf Registration Statement, except where such offer would conflict with the terms of the Purchase Agreement.

      6. Holders' Agreements.  Each Holder of Transfer Restricted Securities, by
         -------------------
the acquisition of such Transfer Restricted Securities, as the case may be, agrees:

      (a) To furnish the information required to be furnished pursuant to
   Section 5(l) hereof within the time period set forth therein.

      (b) That upon receipt of a notice of the commencement of a Supplement Delay Period, it will keep the fact of such notice confidential, forthwith discontinue disposition of its Transfer Restricted Securities, as the case may be, pursuant to the Shelf Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 5(h) hereof, or until receipt of the Advice. If a Supplement Delay Period should occur, the Shelf Registration Period, shall be extended by the number of days of which the Supplement Delay Period is comprised; provided that the Shelf Registration Period shall not be extended if the Company has received an opinion of counsel (which counsel, if different from counsel to the Company referred to in Section 6 (a) and (b) of the Purchase Agreement, shall be reasonably satisfactory to the Majority Holders of the Transfer Restricted Securities named in the Shelf Registration Period) to the effect that the Transfer Restricted Securities can be freely tradeable without the continued effectiveness of the Shelf Registration Statement.

      (c) If so directed by the Company in a notice of the commencement of a Supplement Delay Period, each Holder of Transfer Restricted Securities, as the case may be, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Transfer Restricted Securities, as the case may be.

      (d) Sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

      7. Registration Expenses.  The Company shall bear all expenses incurred in
         ---------------------
connection with the performance of its obligations under Sections 2, 3, 4 and 5 hereof and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commission of any underwriters with respect to any Transfer Restricted Securities sold by it.

      8. Indemnification and Contribution.  (a) In connection with the Shelf
         --------------------------------
Registration Statement, the Company agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby (including each Initial Purchaser), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein and (ii) the Company shall not be liable to any indemnified party under this indemnity agreement with respect to the Shelf Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Shelf Registration Statement or Prospectus which untrue statement or omission was corrected in an amended or supplemented Shelf Registration Statement or Prospectus, if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party and if delivery of a prospectus is required by the Act and was not so made.
This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      The Company also agrees to indemnify or contribute to Losses of, as provided in Section 8(d), any underwriters of Convertible Notes registered under the Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(q) hereof.

      (b) Each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement (including each Initial Purchaser) severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 8 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

      (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Convertible Notes be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Convertible Notes, as set forth on the cover page of the Final Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Offering Memorandum and (y) the total amount of additional interest which the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Convertible Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Holder within the meaning of the Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

      (e) The provisions of this Section 8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive the sale by a Holder of Transfer Restricted Securities.

      9. Miscellaneous.
         -------------

      (a) No Inconsistent Agreements.  The Company has not, as of the date
          --------------------------
hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

      (b) Amendments and Waivers.  The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Convertible Notes; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Convertible Notes being sold rather than registered under such Shelf Registration Statement.

      (c) Notices.  All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

         (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, as the case may be, with a copy in like manner to Donaldson, Lufkin & Jenrette Securities Corporation;

         (2) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement; and

         (3) if to the Company, initially at its address set forth in the Purchase Agreement.

      All such notices and communications shall be deemed to have been duly given when received.

      The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

      (d) Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Convertible Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Convertible Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

      (e) Counterparts.  This agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (f) Headings.  The headings in this agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

      (g) Governing Law.  This agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State (without reference to the conflict of law rules thereof).

      (h) Severability.  In the event that any one of more of the provisions
          ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

      (i) Convertible Notes Held by the Company, etc. Whenever the consent or
          ------------------------------------------
approval of Holders of a specified percentage of principal amount of Convertible Notes is required hereunder, Convertible Notes held by the Company or its Affiliates (other than subsequent Holders of Convertible Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Convertible Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


                           [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    INTERNATIONAL CABLETEL INCORPORATED


                                    By:_______________________________
                                      Name:
                                      Title:



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
SALOMON BROTHERS INC


By:  DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION


By:_______________________________
   Name:
   Title:

                                   EXHIBIT D

              Form or Regulation S Purchaser Representation Letter

          We are delivering this letter in connection with an offering of $275,000,000 aggregate principal amount of 7% Convertible Subordinated Notes Due 2008 (the "Convertible Notes") (or up to an additional $41,250,000 aggregate principal amount of Convertible Notes if Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (the "Initial Purchasers") exercise their over-allotment option in full) of International CableTel Incorporated, a Delaware corporation (the "Company"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to the offering.

We hereby confirm that:

          (1) the offer of the Convertible Notes by the Initial Purchasers to us was not made within the United States or to a "U.S. person" (as defined in the United States Securities Act of 1933, as amended (the "Securities Act")) and the sale to us by the Initial Purchasers was not pre-arranged with a buyer in the United States;

          (2) we understand that we are purchasing the Convertible Notes in accordance with Regulation S under the Securities Act and, as such, the Convertible Notes purchased by us will be subject to the 40-day restricted period referred to in Rule 903(c)(3) of Regulation S under the Securities Act (the "40-day restricted period");

          (3) we understand that the Convertible Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Convertible Notes have not been registered under the Securities Act, and we agree, during the 40-day restricted period, that such Convertible Notes may be offered, resold, pledged or otherwise transferred only
(i)(a) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A or (b) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and (ii) in accordance with all applicable securities laws of any state of the United States or any other applicable jurisdiction.

          (4) we have not, in the United States, engaged in, and prior to the expiration of the 40-day restricted period provided for in Rule 903 of Regulation S will not engage in, any short selling of any equity security issued by the Company (including, without limitation, the Common Stock) or any hedging transaction with respect to any such equity security, including without limitation put, call or other option transactions, option writing and equity swaps;

          (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (6) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary to verify the accuracy of, or to supplement the information therein, or otherwise in connection with our decision to purchase Convertible Notes; and

          (7) we agree to give each person to whom we transfer the Convertible Notes notice of the restrictions on transfer of the Convertible Notes set forth in the Offering Memorandum.

          We understand that the Company or its designee (including the registrar and transfer agent for the Convertible Notes) will not be required to accept for registration of transfer any Convertible Notes or any shares of Common Stock issued upon conversion thereof, except upon presentation of evidence satisfactory to the Company or its designee that the foregoing restrictions on transfer have been complied with. We further understand that the Convertible Notes purchased by us will be in the form of global certificate deposited with, or on behalf of, the Depositary Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. We further understand that Cedel Bank, S.A. or the Euroclear System will hold a beneficial interest in the Convertible Notes purchased by us through its depository, which in turn will hold such beneficial interest in our account in such depositary's name on the books of DTC.

          You, the Company and any such designee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                    ____________________________________
                                    (Name of Purchaser)



                                    By:_________________________________
                                          Name:
                                          Title:

                                    Address: